U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                           FORM 8-K/A
                        Amendment No. 1

                         CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): September 11, 1996


                     Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


   Florida               1-11968             65-0142837
  (State of            (Commission         (IRS Employer
Incorporation)         File Number)     Identification Number)




      18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


Registrant's telephone number, including area code: 561-743-5625

                   RGB Computer & Video, Inc.
          (Former name, if changed since last report)



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                       S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 11, 1996


                    By:    //Robert L. Gilbert III.
                           ________________________________
                           Robert L. Gilbert III, President

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                   E X H I B I T    I N D E X

Exhibit                  Description                   Page in
                                                  Sequentially
                                                  Numbered Copy


   A                Financial Statements                   4



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EXHIBIT A.



Independent Auditor's Report
- -----------------------------


To the Board of Directors
  and Shareholders
RGB Computer & Video, Inc. And Subsidiaries
Tequesta, FL 33469


We have audited the financial statements of RGB Computer & Video, Inc. and Subsidiary, as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended, and we have expressed our opinion thereon dated March 20, 1996. On February 13, 1996, as explained in the footnotes to the aforementioned financial statements, a newly formed wholly owned subsidiary of the Company was merged with Saf T Lok Corporation with the subsidiary continuing under the name of Saf T Lok Corporation. We have not audited the pro forma adjustments reflecting the transaction described in Note 18 to the audited financial statements dated December 31, 1995. The historical unaudited pro forma condensed combined financial statements giving effect to the merger described above are derived from the unaudited historical financial statements of Saf T Lok Corporation. Such pro forma adjustments are based on management's assumptions.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the merger occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned event actually occurred earlier.

We have not audited or reviewed the accompanying pro forma financial statements at December 31, 1994 and 1995, and for the years then ended, and, accordingly, do not express an opinion or any other form of assurance on them.


June 28, 1996

                          // Michaelson & Co, P.A. \\
                         -----------------------------
                                  signature





                  RGB COMPUTER & VIDEO, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Company's 1995 unaudited pro forma combined financial statements give effect to the Company's acquisition through a merger of a newly-incorporated special-purpose subsidiary corporation with Saf T Lok Corporation, as set forth in Note (1) to the financial statements, as if the acquisition had occurred for balance sheet purposes, on December 31, 1995, and, for statement of operation purposes, on January 1, 1994. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. These unaudited pro forma combined financial statements should be read in conjunction with the Company's consolidated audited financial statements dated December 31, 1995 and notes thereto.


             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995

                      (See Independent Auditor's Report)

                       Actual   Ajustments    Pro Forma

ASSETS:
Cash                                     $119,638      $111,686      $231,324
Marketable Securities                   1,861,579                   1,861,579
Securities, available for sale            518,362                     518,362
Other current assets                      298,318        16,306       314,624
 Current Assets                         2,797,897       127,992     2,925,889
Property and Equipment, net of accumulated
 depreciation                             408,827       332,242             -
Other long-term assets                    234,146       280,088       514,234
TOTAL ASSETS                           $3,440,870      $740,322    $4,181,192

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities                       168,325       213,783       382,108
Common stock                            8,089,270       526,539     8,615,809
Accumulated deficit                    (4,816,725)                 (4,816,725)
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                  $3,440,870      $740,322    $4,181,192


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995

(See Independent Auditor's Report)

                                            Actual   Adjustments     Pro Forma

SALES                                    $353,918                    $353,918
COST OF SALES                             153,988                     153,988

                                          199,930                     199,930

OPERATING EXPENSES:
Selling                                   187,080       $24,602       211,682
General and administrative                890,642        58,800       949,442
Other operating expenses                  174,321        70,877       245,198
 TOTAL OPERATING EXPENSES               1,252,043       154,279     1,406,322

Loss from operations before
 other (income) expense                 1,052,113       154,279     1,206,392

OTHER (INCOME)                           (396,893)            -      (396,893)

OTHER EXPENSE                             605,020         6,460       611,480

NET LOSS                               $1,260,240      $160,739    $1,420,979

NET LOSS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT                    $0.36         $0.07         $0.25

Weighted average common shares and
common share equivalents outstanding    3,508,799     2,238,688     5,747,487



        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                      (See Independent Auditor's Report)

                                            Actual   Adjustments     Pro Forma

SALES                                  $1,880,732             -    $1,880,732
COST OF SALES                             832,138             -       832,138
                                        1,048,594             -     1,048,594

OPERATING EXPENSES:
Selling                                 1,149,328         2,317     1,151,645
General and administrative              1,934,367         4,868     1,939,235
Other operating expenses                  168,522        17,279       185,801
 TOTAL OPERATING EXPENSES               3,252,217        24,464     3,276,681

Loss from operations before
 other (income) expense                 2,203,623        24,464     2,228,087

OTHER (INCOME)                                  -       (14,137)      (14,137)

OTHER EXPENSE                              72,539         3,687        76,226

NET LOSS                                2,276,162        14,014    $2,290,176

NET LOSS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT                    $0.66        $(0.00)        $0.40

Weighted average common shares and
common share equivalents outstanding   $3,474,307    $2,238,688    $5,712,995


                    NOTES TO UNAUDITED PRO FORMA STATEMENTS
                            AS OF DECEMBER 31, 1995

1) As of February 13, 1996, a newly formed 100% wholly owned subsidiary of the Company, Sphere Enterprises, Inc., was merged with Saf T Lok Corporation, a Florida corporation, with the subsidiary continuing under the name of Saf T Lok Corporation. The merger was achieved by converting each of the outstanding shares of Saf T Lok Corporation into 15.54 shares of the Company, thereby allowing the original shareholders of the Company to own approximately 60% of the combined entity after the merger with a total number of shares outstanding after the merger of approximately 5.6 million shares. The pro forma adjustments reflect the effects of the merger which has been accounted for using the purchase method in accordance with APB Opinion No.16. Also, in connection with the merger, the Company issued performance stock options for 1,000,000 shares to Frank Brooks and 600,000 shares to Robert Gilbert at an exercise price of $2 per share. The options will vest if the specific performance standards are reached at a rate of 1/3 annually beginning January 1, 1997.

2) The adjusted net loss per common share and common share equivalent is based upon the weighted average number of shares of the Company outstanding and the equivalent number of shares that would have been issued to the original shareholders of Saf T Lok Corporation based upon the exchange ratio.

3) The fair value of the consideration given by the Company to the former shareholders of Saf T Lok Corporation as described above equaled $526,539 for the purposes of the purchase method based on the trading prices of the Company's stock prior to the merger and other pertinent factors. The excess of the consideration value over the net book value of Saf T Lok Corporation before the merger was allocated to the patents capitalized cost thereby increasing the patents by $195,600. The market value of other assets approximated their fair market value. No excess of cost over the book value of Saf T Lok Corporation was allocated to goodwill since the substance of the transaction was primarily concerned with the acquisition of the Saf T Lok's product and therefore the patents.

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